DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708	Articles of Merger (PURSUANT TO NRS CHAPTER 92A)	Office Use Only:

Important: Read attached instructions before completing form.

Articles of Merger (Pursuant to Nevada Revised Statutes Chapter 92A) (excluding 92A.200(4b)) - Sumbit in Duplicate -
Important: Read instructions before completing form
1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):
     Supreme Property Inc.                                                                                                         Name of merging entity

   Illinois                                    Jurisdiction
Corporation Entity type *
and,
     Coronation Acquisition Corporation                                                                                                Name of surviving entity

   Nevada                                 Jurisdiction
Corporation Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.
This for must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708	Articles of Merger (PURSUANT TO NRS CHAPTER 92A) Page 2

2) Forwarding address where copies of process may be sent by the Secretary of State of
    Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:  Thomas Elliott

c/o:   Supreme Realty Investments, Inc.

        7380 Sand Lake Road - Suite 500

         Orlando, FL 32819

3) (Choose one)

        The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

       The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c may be used, as applicable, for each entity.) (If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from:

________________________________________________________________________
Name of merging entity, if applicable

and, or;

________________________________________________________________________
Name of surviving entity, if applicable

This for must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708	Articles of Merger (PURSUANT TO NRS CHAPTER 92A) Page 3

(b) The plan was approved by the required consent of the owners of *:

     Supreme Property Inc.
Name of merging entity, if applicable

and, or;

     Coronation Acquisition Corporation
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This for must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708	Articles of Merger (PURSUANT TO NRS CHAPTER 92A) Page 4

         (c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

________________________________________________________________________
Name of merging entity, if applicable

and, or;

________________________________________________________________________
Name of surviving entity, if applicable

This for must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708	Articles of Merger (PURSUANT TO NRS CHAPTER 92A) Page 5

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

I. THE NAME OF THE CORPORATION SHALL BE CHANGED TO SUPREME REALTY

INVESTMENTS, INC.

VI.  THE NUMBER OF AUTHORIZED SHARES OF $0.001 PAR COMMON STOCK SHALL

BE 200,000,000

6) Location of Plan of Merger (check a or b):

_____ (a) The entire plan of merger is attached;

or,

  X   (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity
               (NRS 92A.200).

7) Effective date (optional)**: 9/17/04

* Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. A resolution specifying the new changes or a form prescribed by the secretary of state must accompany the amended and restated articles.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This for must be accompanied by appropriate fees. See attached fee schedule.
DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708	Articles of Merger (PURSUANT TO NRS CHAPTER 92A) Page 6

8) Signatures - Must be signed by:

An officer of each Nevada corporation; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*:

   SUPREME PROPERTY, INC.
Name of merging entity

/s/ Thomas Elliot                                   PRESIDENT                                  09 / 17 /2004
Signature                                              Title                                             Date

   CORONATION ACQUISITION CORP.
Name of surviving entity

/s/ Harry Miller                                     PRESIDENT                                 09 / 17  /2004
Signature                                             Title                                              Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

This for must be accompanied by appropriate fees. See attached fee schedule.